Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Chris Hufnagel
(616) 863-4865

WOLVERINE WORLDWIDE ANNOUNCES LEADERSHIP APPOINTMENTS AIMED AT DRIVING GLOBAL GROWTH AND ACCELERATING TRANSFORMATION INITIATIVES

Rockford, Michigan, February 6, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today announced the appointment of Todd Spaletto to the position of President of the Wolverine Outdoor and Lifestyle Group and Jim Zwiers to the position of Executive Vice President. Both roles will report directly to Blake Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President.

As President of the Wolverine Outdoor and Lifestyle Group, Mr. Spaletto will lead the growth of the Merrell, Chaco, CAT, Hush Puppies, and Sebago brands around the world. He brings 23 years of experience in branded apparel and footwear and most recently served as President of The North Face brand at VF Corp., where he led the growth of this industry-leading global brand for six years. Previously, Mr. Spaletto held various senior leadership roles both with The North Face and JanSport.

Commenting on the announcement, Mr. Krueger said, “Todd is one of the best brand builders in the industry with a proven track record as a growth driver and strategic thought leader. He possesses a deep understanding of consumers and knows how to deliver product innovation and compelling marketing. We are extremely excited to have a leader of Todd’s caliber join the Company, as we continue to strengthen what I believe is the best team in the industry.”

In the newly created position of Executive Vice President, Jim Zwiers will now lead the Company’s key strategic transformation initiatives. A 19-year veteran of Wolverine Worldwide, he has held numerous and increasingly significant leadership roles across the organization.

“During this past year, we were laser-focused on operational excellence,” Mr. Krueger said.  “This work paid off in the fourth quarter of 2016, helping the Company deliver revenue and adjusted earnings per share in line with our expectations. Looking ahead, our new strategic platform, the WOLVERINE WAY FORWARD, is focused on driving future growth by better aligning Wolverine Worldwide with today’s consumer and global marketplace.  Jim Zwiers is one of our most seasoned executives, and he will lead this transformation effort - building on the strong foundation of our operating model.  I couldn’t be more excited about the direction of the Company.  We enter the new year with optimism, a clear strategic direction, and an even stronger team to lead us forward.”

RESULTS ARE PRELIMINARY
As the Company has not completed its quarter and year-end fiscal close process and the audit of its 2016 financial statements is not complete, the revenue and adjusted earnings per share expectations presented in this press release are preliminary, and, therefore, may change due to final year-end closing adjustments.  The preliminary financial results discussed in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the fourth-quarter and full fiscal-year 2016, and have not been audited, reviewed or compiled by our independent registered accounting firm.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands

Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company's new strategic platform, the Company’s ability to drive future growth and align with consumers and the global marketplace, and the improved strength of Wolverine’s team. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.